SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 18th day of March, 2005

AMONG:

SINEWIRE NETWORKS INC., of Suite 1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 2Y3

(“Pubco”)

AND:

1476246 ONTARIO LIMITED, doing business as Lamperd Less Lethal, of 1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS LISTED ON Schedule 1 ATTACHED HERETO

(the “Selling Shareholders”)

AND:

PATRICK WARD, of 1605-945 Marine Drive, West Vancouver, British Columbia, Canada V7T 1A8

(“Ward”)

AND:

HANI ZABANEH, of 1605-945 Marine Drive, West Vancouver, British Columbia, Canada V7T 1A8

(“Zabaneh”)

WHEREAS:

A.                     The Selling Shareholders are the registered and beneficial owners of all 100,000,000 issued and outstanding common shares in the capital of Priveco;

B.                     Pubco has agreed to issue 26,000,000 common shares in the capital of Pubco to the Selling Shareholders as consideration for the purchase of all of the issued and outstanding common shares of Priveco held by the Selling Shareholders;

D/CZM/678915.4

C.                     Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for common shares of Pubco.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and of the sum of $10.00 paid by Pubco to each of the Selling Shareholders and to Priveco, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	DEFINITIONS

1.1                    Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;
(b)

“Bridge Loan” shall mean the convertible bridge loan of $250,000 advanced by Higgs Investment to Priveco, the principal amount of which will be included as part of the Private Placement Subscription Proceeds;

(c)

“Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(d)

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 5.1 and 5.2 respectively;

(e)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;
(f)	“Corporations Act” shall mean the Business Corporations Act of Ontario, as amended;
(g)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;
(h)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;
(i)	“Higgs Investment” shall mean Higgs Investment Group Inc., a Turks & Caicos company;
(j)	“Private Placement” shall mean a non-brokered private placement between Pubco and Higgs Investment, to be entered into at or prior to Closing on terms

D/CZM/678915.4

substantially as set out in Schedule 2, whereby Pubco will issue the Private Placement Units in consideration for the Subscription Proceeds;

(k)	“Private Placement Units” shall mean the 1,500,000 units, each unit of which will consist of one common share in the capital of Pubco and two Share Purchase Warrants;
(l)

“Priveco Shares” shall mean the 100,000,000 common shares of Priveco held by the Selling Shareholders, being all of the issued and outstanding common shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholders;

(m)	“Pubco Shares” shall mean those 26,000,000 fully paid and non-assessable common shares of Pubco to be issued to the Selling Shareholders by Pubco on the Closing Date;
(n)	“SEC” shall mean the Securities and Exchange Commission;
(o)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;
(p)

“Share Purchase Warrants” shall mean the share purchase warrants as defined in the Private Placement, each of which will entitle the holder to a non-transferable right to purchase one share of common stock in the capital of Pubco for a period of 24 months commencing from the closing of the Private Placement at a price of $1.25 for the first twelve months following the closing of the Private Placement and at a price of $1.40 thereafter;

(q)

“Subscription Proceeds” shall mean the payment of $1,500,000 payable by Higgs Investment to Pubco in consideration for the Private Placement Units, except that the parties hereto acknowledge that $250,000 of the Subscription Proceeds have previously been provided in the form of the Bridge Loan and as such the Private Placement will replace and supersede the Bridge Loan;

(r)

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(s)	“Transaction” shall mean the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares.

1.2                    Schedules. The following schedules are attached to and form part of this Agreement:

D/CZM/678915.4

Schedule 1	–	Selling Shareholders
Schedule 2	–	Private Placement
Schedule 3	–	Certificate of Non-U.S. Shareholder
Schedule 4	–	Directors and Officers of Priveco
Schedule 5	–	Directors and Officers of Pubco
Schedule 6	–	Priveco Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 7	–	Priveco Intellectual Property
Schedule 8	–	Priveco Material Contracts

1.3                    Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.	THE OFFER, PURCHASE AND Sale of Shares

2.1                    Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholders all of the Priveco Shares held by the Selling Shareholders.

2.2                    Consideration. As consideration for the sale of the Priveco Shares by the Selling Shareholders, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of one Pubco Share for each 3.8461538 Priveco Shares held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to a safe harbour from the prospectus and registration requirements of the Securities Act. The Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Selling Shareholders pursuant to a safe harbor from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN

D/CZM/678915.4

ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3                    Share Exchange Procedure. Each Selling Shareholder may exchange his, her or its certificate representing the Priveco Shares by delivering such certificate to Pubco duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof together with a Regulation S Investment Letter, a copy of which is set out in Schedule 3.

2.4                    Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the Pubco Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a share of the Pubco Shares upon surrender of certificates representing the Priveco Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to receive from Pubco a stock certificate representing the nearest whole number of Pubco Shares.

2.5                    Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.6                    Restricted Shares. The Selling Shareholders acknowledge that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.7                    Exemptions. The Selling Shareholders acknowledge that Pubco has advised such Selling Shareholders that Pubco is relying on an exemption from the prospectus and registration requirements of the Securities Act (British Columbia) and the Securities Act (Ontario) (collectively, the “Canadian Securities Acts”) to issue the Pubco Shares to each of the Selling Shareholders and, as a consequence, certain protections, rights and remedies provided by the Canadian Securities Acts, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

2.8                    Canadian Resale Restrictions. The Selling Shareholders acknowledge that Pubco is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the Canadian Securities Acts or any other Canadian jurisdiction may never expire, and the Pubco Shares may be subject to resale restrictions for an indefinite period of time. Additionally, the Selling Shareholders acknowledge that resale of any of the Pubco Shares by the Selling Shareholders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

D/CZM/678915.4

3.	REPRESENTATIONS AND WARRANTIES OF Priveco

Priveco represents and warrants to Pubco, and acknowledges that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1                    Organization and Good Standing. Priveco is a corporation duly organized, validly existing and in good standing under the laws of Ontario and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Priveco is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco taken as a whole.

3.2                    Authority. Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the transactions contemplated hereby have been duly authorized by Priveco’s board of directors. No other corporate or shareholder proceedings on the part of Priveco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated by this Agreement will be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, valid and binding obligations of Priveco enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

3.3                    Capitalization of Priveco. The entire authorized capital stock and other equity securities of Priveco consist of an unlimited number of common shares (the “Priveco Common Stock”), without par value. There are 100,000,000 shares of Priveco Common Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Priveco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the Corporations Act and its articles and bylaws. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional common shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any common shares of Priveco Common Stock, save and except the conversion rights included in the agreement evidencing the Bridge Loan. There are no agreements

D/CZM/678915.4

purporting to restrict the transfer of the Priveco Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Priveco Common Stock, save and except the voting agreement among Barry Lamperd, Dominic DiCarlo, D’Arcy Bell, Bruce Strebinger, Mercer Investments Inc. and Priveco.

3.4                    Shareholders of Priveco Common Stock. Schedule 1 contains a true and complete list of the holders of all issued and outstanding shares of the Priveco Common Stock including each holder’s name, address and number of Priveco Shares held.

3.5                    Directors and Officers of Priveco. The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 4.

3.6                    Corporate Records of Priveco. The corporate records of Priveco, as required to be maintained by it pursuant to the Corporations Act, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by the laws of the province of Ontario and of the Government of Canada, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.7                    No Subsidiaries. Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.8                    Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco, or any of its material property or assets;

(b)	violate any provision of the articles or bylaws of Priveco; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco or any of its material property or assets.

3.9                    Actions and Proceedings. To the best knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Priveco or which involves any of the business, or the properties or assets of Priveco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Priveco taken as a whole (a “Priveco Material Adverse Effect”). There is no reasonable basis for any claim or

D/CZM/678915.4

action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Priveco Material Adverse Effect.

3.10	Compliance.
(a)

To the best knowledge of Priveco, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco;

(b)

To the best knowledge of Priveco, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco Material Adverse Effect;

(c)

Priveco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)

Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Priveco has not received any notice of any violation thereof, nor is Priveco aware of any valid basis therefore.

3.11                  Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Priveco of the Transaction contemplated by this Agreement or to enable Pubco to continue to conduct Priveco’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.12                  Financial Representations. The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets and liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.13                  Absence of Undisclosed Liabilities. Except as disclosed in Schedule 6, Priveco does not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $5,000, which:

(a)	have not heretofore been paid or discharged;

D/CZM/678915.4

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan except as specifically disclosed in Schedule 6; or
(c)	have not been incurred, in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business.

For purposes of this Agreement, including Section 4.13, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.14	Tax Matters.
(a)	As of the date hereof:
(i)

Priveco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco; and

(ii) all such returns are true and correct in all material respects;
(b)

Priveco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Priveco Material Adverse Effect;

(c)

Priveco is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Customs and Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

3.15                  Absence of Changes. Since the date of incorporation of Priveco, and except as set out in Schedule 6, Priveco has not:

(a)

incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities

D/CZM/678915.4

of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;
(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;
(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(l)	agreed, whether in writing or orally, to do any of the foregoing.

D/CZM/678915.4

3.16                  Personal Property. Priveco possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco as presently conducted and as represented to Pubco. All such property is used in the business of Priveco. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco is owned by Priveco free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6.

3.17	Intellectual Property
(a)

Intellectual Property Assets. Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

	(i)	the names Lamperd Less Lethal, all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);
	(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);
	(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and
(iv)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco as licensee or licensor (collectively, the “Trade Secrets”).

(b)

Agreements. Schedule 7 contains a complete and accurate list and summary description, including any royalties paid or received by Priveco, of all contracts and agreements relating to the Intellectual Property Assets to which Priveco is a party or by which Priveco is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Priveco is the licensee. To the best knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)

Intellectual Property and Know-How Necessary for the Business. Except as set forth in Schedule 7, Priveco is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as set forth in Schedule 7, all former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Priveco. No employee,

D/CZM/678915.4

director, officer or shareholder of Priveco owns directly or indirectly in whole or in part, any Intellectual Property Asset which Priveco is presently using or which is necessary for the conduct of its business, save and except the interest of Barry Lamperd as co-inventor of the Less Lethal Ammunition Projectile. To the best knowledge of Priveco, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco.

(d)

Patents. Schedule 7 contains a complete and accurate list and summary description of all Patents. Except as set forth in Schedule 7, Priveco is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, re-examination, or opposition proceeding. To the best knowledge of Priveco, there is no potentially interfering patent or patent application of any third party and no Patent is infringed or has been challenged or threatened in any way. To the best knowledge of Priveco, none of the products manufactured and sold, nor any process or know-how used, by Priveco infringes or is alleged to infringe any patent or other proprietary night of any other person or entity. All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e)

Trademarks. Schedule 7 contains a complete and accurate list and summary description of all Marks and the jurisdiction where the Mark is registered, if applicable. Priveco is the owner of all night, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges. encumbrances, and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office or any other country’s trademark registration office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with the respect to any of the Marks. To the best knowledge of Priveco, there is no potentially interfering trademark or trademark application of any third party and no Mark is infringed or has been challenged or threatened in any way. To the best knowledge of Priveco, none of the Marks used by Priveco infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal or other registration notice where permitted by law.

D/CZM/678915.4

(f)

Copyrights. Schedule 7 contains a complete and accurate list and summary description of all Copyrights. Priveco is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)

Trade Secrets. Priveco has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Priveco has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Priveco. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.18                  Insurance. The products sold by and the assets owned by Priveco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.19                  Employees and Consultants. All employees and consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period. Priveco is not aware of any labor conflict with any of Priveco’s employees that might reasonably be expected to have a Priveco Material Adverse Effect. To the best knowledge of Priveco, no employee of Priveco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or any other nature of the business conducted or to be conducted by Priveco.

3.20                  Real Property. Priveco does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco is a party or is bound, as set out in Schedule 6, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

D/CZM/678915.4

3.21                  Material Contracts and Transactions. Schedule 8 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Priveco is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.22                  Certain Transactions. Priveco is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23                  No Brokers. Priveco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.24                  Completeness of Disclosure. No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF Pubco

Pubco represents and warrants to Priveco and the Selling Shareholders and acknowledges that Priveco and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

4.1                    Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pubco is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Pubco.

4.2                    Authority. Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when

D/CZM/678915.4

executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

4.3                    Capitalization of Pubco. The entire authorized capital stock and other equity securities of Pubco consists of 1,000,000,000 shares of common stock with a par value of $0.001 (the “Pubco Common Stock”). As of the date of this Agreement, there are 222,580,000 shares of Pubco Common Stock issued and outstanding. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as contemplated by the Private Placement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock.

4.4                    Directors and Officers of Pubco. The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 5.

4.5                    Corporate Records of Pubco. The corporate records of Pubco, as required to be maintained by it pursuant to the Nevada Revised Statutes of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

4.6                    Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument,

D/CZM/678915.4

permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

4.7                    Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8                    Actions and Proceedings. To the best knowledge of Pubco, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Pubco, threatened against Pubco which involves any of the business, or the properties or assets of Pubco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Pubco taken as a whole (a “Pubco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Pubco Material Adverse Effect.

4.9	Compliance.
(a)

To the best knowledge of Pubco, Pubco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco;

(b)

To the best knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Pubco Material Adverse Effect;

(c)

Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

D/CZM/678915.4

(d)

Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

4.10                  Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11                  SEC Filings. Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents.

4.12                  Financial Representations. Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of December 31, 2004 (the “Pubco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year then ended (collectively, the “Pubco Financial Statements”). The Pubco Financial Statements:

(a)	are in accordance with the books and records of Pubco;
(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and
(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets, and liabilities of Pubco. Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

4.13                  Absence of Undisclosed Liabilities. Pubco has no material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

D/CZM/678915.4

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or
(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

4.14	Tax Matters.
(a)	As of the date hereof:
(i)

Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them; and

(ii) all such returns are true and correct in all material respects;
(b)	Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;
(c)

Pubco is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Customs and Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

To the best knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

4.15                  Absence of Changes. Since the Pubco Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in the Private Placement, Pubco has not:

(a)

incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities

D/CZM/678915.4

of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;
(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution (other than the Private Placement) or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;
(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(l)	agreed, whether in writing or orally, to do any of the foregoing.

D/CZM/678915.4

4.16                  Absence of Certain Changes or Events. Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)	a Pubco Material Adverse Effect; or
(b)	any material change by Pubco in its accounting methods, principles or practices.

4.17                  No Subsidiaries. Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.18                  Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.

4.19                  Employees and Consultants. Pubco does not have any employees or consultants, except as disclosed in the Pubco SEC Documents and, as of the Closing Date, each former employee and consultant shall have executed a full and final release in favour of Pubco and Priveco.

4.20                  Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party except as contemplated by the Private Placement and except for this Agreement and except as disclosed in writing to Priveco.

4.21                  No Brokers. Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement or the Private Placement.

4.22                  Completeness of Disclosure. No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	CLOSING CONDITIONS

5.1                    Conditions Precedent to Closing by Pubco. The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of Priveco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco will have delivered to Pubco a certificate dated as of the Closing Date, to the effect

D/CZM/678915.4

that the representations and warranties made by Priveco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Priveco and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the Priveco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)	Secretary’s Certificate – Priveco. Pubco will have received a certificate from the Secretary of Priveco attaching:
(i) a copy of Priveco’s articles, bylaws and all other incorporation documents, as amended through the Closing Date; and
(ii) copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
(e)

Legal Opinion – Priveco. Pubco will have received an opinion, dated as of the Closing Date, from counsel for Priveco, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to Pubco and its counsel.

(f)	Third Party Consents. Pubco will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.
(g)	Private Placement Financing. Pubco will have received $1,500,000, inclusive of the Bridge Loan, from Higgs Investment pursuant to the Private Placement at or prior to Closing;
(h)	No Material Adverse Change. No Priveco Material Adverse Effect will have occurred since the date of this Agreement.
(i)	No Action. No suit, action, or proceeding will be pending or threatened which would:
(i) prevent the consummation of any of the transactions contemplated by this Agreement; or
(ii) cause the Transaction to be rescinded following consummation.
(j)	Outstanding Shares. Priveco will have no more than 100,000,000 shares of Priveco Common Stock issued and outstanding on the Closing Date.

D/CZM/678915.4

(k)

Due Diligence Generally. Pubco and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

	(i)	materials, documents and information in the possession and control of Priveco and the Selling Shareholders which are reasonably germane to the Transaction;
	(ii)	a physical inspection of the assets of Priveco by Pubco or its representatives; and
	(iii)	title to the material assets of Priveco.
(l)

Compliance with Securities Laws. Pubco will have received evidence satisfactory to Pubco that the Pubco Shares issuable in the Transaction will be issuable without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S. In order to establish the availability of the safe harbor from the registration requirements of the Securities Act for each issuance of Pubco Shares to each Selling Shareholder, Priveco will deliver to Pubco on Closing, a Regulation S Investment Letter executed by each Selling Shareholder in accordance with Rule 903 of Regulation S of the Securities Act in the form of the Certificate of Non-U.S. Shareholder attached hereto as Schedule 3.

5.2                    Conditions Precedent to Closing by Priveco. The obligation of Priveco and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Priveco and the Selling Shareholders and may be waived by Priveco and the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco will have delivered to Priveco a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Pubco is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)	Transaction Documents. This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all

D/CZM/678915.4

in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)	Secretary’s Certificate - Pubco. Priveco will have received a certificate from the Secretary of Pubco attaching:
	(i)	a copy of Pubco’s articles of incorporation and bylaws, as amended through the Closing Date; and
	(ii)	copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
(e)

Legal Opinion – Pubco. Priveco will have received a legal opinion, dated as of the Closing Date, from counsel for Pubco, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to Priveco and its counsel.

(f)

Third Party Consents. Priveco will have received from Pubco duly executed copies of all third-party consents, permit, authorisation, consent and approvals of any public, regulatory (including SEC) or governmental body or authority or person or entity contemplated by this Agreement, in form and substance reasonably satisfactory to Priveco.

(g)	Private Placement. The Private Placement will have closed, provided that such closing may be concurrent with the Closing.
(h)	No Material Adverse Change. No Pubco Material Adverse Effect will have occurred since the date of this Agreement.
(i)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or
	(ii)	cause the Transaction to be rescinded following consummation.
(j)

Outstanding Shares. On the Closing Date, Pubco will have no more than 23,000,000 shares of Pubco Common Stock issued and outstanding immediately prior to the issuance of the Pubco Shares and the Private Placement Units as contemplated by this Agreement and will have no more than 50,500,000 shares of Pubco Common Stock issued and outstanding immediately after the issuance of the Pubco Shares and the Private Placement Units as contemplated by this Agreement.

D/CZM/678915.4

(k)	Public Market. On the Closing Date, the shares of Pubco Common Stock will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.
(l)

Due Diligence Review of Financial Statements. Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco Financial Statements, the Pubco SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(m)

Due Diligence Generally. Priveco will be reasonably satisfied with their due diligence investigation of Pubco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

(n)	Resignations and Releases. Priveco will have received the undated written resignations and releases of the directors and officers of Pubco, in form and substance reasonably satisfactory to Priveco.
(o)

Change in Directors. Priveco will have received a signed directors resolution appointing Terry Smith, Edward Nowicki, Barry Lamperd, Alexander Purvis Glen and Dominic DiCarlo to the board of directors of Pubco, which, when appointed, will represent all of Pubco’s board of directors, effective ten days after the filing of a Schedule 14f-1 in connection with the Transaction.

(p)

Surrender of Stock. Patrick Ward will have surrendered 100,000,000 shares of Pubco Common Stock (the “Ward Shares”) and Hani Zabaneh will have surrendered 99,580,000 shares of Pubco Common Stock (the “Zabaneh Shares”) to Pubco for cancellation without consideration.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1                    Priveco Audited Financial Statements. Within 30 days of the Closing, Priveco will provide Pubco with true, correct, and complete audited balance sheets for Priveco, together with related statements of income, cash flows, and changes in shareholder’s equity for the period ended February 28, 2005 (collectively, the “Priveco Financial Statements”). Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect until satisfied. The Priveco Financial Statements:

(a)	will be prepared in accordance with the books and records of Priveco;
(b)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and
(c)	will be prepared in accordance with GAAP.

6.2                    Notification of Financial Liabilities. Priveco will immediately notify Pubco in accordance with section 10.6 hereof, if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and

D/CZM/678915.4

accounts of Priveco, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.3                    Access and Investigation. Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;
(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.4                    Confidentiality. All information regarding the business of Priveco including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco’s business. Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

6.5                    Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition

D/CZM/678915.4

require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.6                    Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Priveco and Pubco will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.7                    Conduct of Priveco and Pubco Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.8                    Certain Acts Prohibited – Priveco. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco will not, without the prior written consent of Pubco:

(a)	amend its articles, bylaws or other incorporation documents;
(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;
(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;
(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not:

D/CZM/678915.4

	(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock; or
	(ii)	split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock; or
(f)

not materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.9                    Certain Acts Prohibited - Pubco. Except as expressly contemplated by this Agreement and the Private Placement, between the date of this Agreement and the Closing Date, Pubco will not, without the prior written consent of Priveco:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco except in the ordinary course of business consistent with past practice;
(b)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;
(c)	issue or sell shares of Pubco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;
(d)

declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco Common Stock or split, combine or reclassify any Pubco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Pubco Common Stock; or

(e)	materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.10                  Public Announcements. Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

6.11                  Employment Agreements. Between the date of this Agreement and the Closing Date, Priveco will have made necessary arrangements to employ all of the hourly and salaried employees of Priveco reasonably necessary to operate such business substantially as presently operated.

D/CZM/678915.4

6.12                  Pubco Board of Directors. Immediately upon the Closing, the current directors of Pubco will adopt resolutions appointing new directors to the board of directors for Pubco consisting of Terry Smith, Edward Nowicki, Barry Lamperd, Alexander Purvis Glen and Dominic Dicarlo, which appointments will be effective ten days after the filing of a Schedule 14f-1 in connection with the Transaction. Pubco will prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Transaction.

6.13                  Cancellation of Ward Shares. On or before the Closing Date, Ward will surrender the Ward Shares to Pubco for cancellation without consideration.

6.14                  Cancellation of Zabaneh Shares. On or before the Closing Date, Zabaneh will surrender the Zabaneh Shares to Pubco for cancellation without consideration.

6.15                  Cancellation of Shares. Pubco will cancel the Ward Shares and Zabaneh Shares upon receipt from Ward and Zabaneh.

7.	CLOSING

7.1                    Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2                    Closing Deliveries of Priveco and the Selling Shareholders. At Closing, Priveco and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;
(b)

if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the Priveco Shares as required by Section 2.3 of this Agreement;
(d)	all certificates and other documents required by Section 5.1 of this Agreement;
(e)	a certificate of an officer of Priveco, dated as of Closing, certifying that:
(i) each covenant and obligation of Priveco has been complied with; and

D/CZM/678915.4

	(ii)	each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing; and
(f)	the Priveco Documents and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction.

7.3                    Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;
(b)	share certificates representing the Pubco Shares to the Selling Shareholders in the amounts as set out in Schedule 1;
(c)	consents to the cancellation of the Ward Shares and the Zabaneh Shares duly executed by Patrick Ward and Hani Zabaneh;
(d)	reasonable evidence of the closing of the Private Placement, provided that such closing may be concurrent with the Closing;
(e)	all certificates and other documents required by Section 5.2 of this Agreement;
(f)	a certificate of an officer of Pubco, dated as of Closing, certifying that:
(i) each covenant and obligation of Pubco has been complied with; and
(ii) each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing;
(g)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction; and
(h)	the resolution required by Section 5.2(o) of this Agreement.
8.	TERMINATION

8.1                    Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Priveco;

(b)

Pubco, if there has been a material breach by Priveco or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be

D/CZM/678915.4

provided for a breach by Priveco or the Selling Shareholders that by its nature cannot be cured);

(c)

Priveco, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)	Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to March 31, 2005, unless the parties hereto agree to extend such date in writing; or
(e)

Pubco or Priveco if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2                    Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.	INDEMNIFICATION, REMEDIES, SURVIVAL

9.1                    Certain Definitions. For the purposes of this Article 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco including damages for lost profits or lost business opportunities.

9.2                    Agreement of Priveco to Indemnify. Priveco will indemnify, defend, and hold harmless Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3                    Agreement of the Selling Shareholders to Indemnify. The Selling Shareholders will indemnify, defend, and hold harmless Pubco and its shareholders from, against, and in

D/CZM/678915.4

respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholders of Section 2.2 of this Agreement; or
(b)

any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the Regulation S Investment Letter executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

9.4                    Agreement of Pubco to Indemnify. Pubco will indemnify, defend, and hold harmless Priveco and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.5                    Agreement of Ward and Zabaneh to Indemnify. Patrick Ward and Hani Zabaneh will indemnify, defend, and hold harmless Priveco and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)	the breach by Patrick Ward or Hani Zabaneh of any representation or warranty of Patrick Ward or Hani Zabaneh contained in or made pursuant to this Agreement; or
(b)	the breach or partial breach by Patrick Ward or Hani Zabaneh of any covenant or agreement of Patrick Ward or Hani Zabaneh made in or pursuant to this Agreement.
10.	MISCELLANEOUS PROVISIONS

10.1                  Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until six (6) months after the Closing Date.

10.2                  Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take

D/CZM/678915.4

such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3                  Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4                  Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

10.5                  Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6                  Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco or any of the Selling Shareholders:

1476246 Ontario Limited

1200 Michener Road

Sarnia, Ontario N7S 4B1

Attention: Barry Lamperd

Telephone:

Fax:

With a copy (which will not constitute notice) to:

McLean & Kerr LLP

Suite 2800, 130 Adelaide Street

West Toronto, Ontario M5H 3P5

Attention: Koby Smutylo

Telephone: (416) 369-6610

Fax: (416) 366-8571

If to Pubco, Patrick Ward or Hani Zabaneh

Sinewire Networks Inc.

Suite 1208-1030 West Georgia Street

Vancouver, B.C. V6E 2Y3

D/CZM/678915.4

Attention: Hani Zabaneh

Telephone: (604) 662-7900

Fax:

With a copy (which will not constitute notice) to:

Clark Wilson LLP, Barristers & Solicitors

Suite 800 – 885 W. Georgia Street

Vancouver, B.C. V6C 3H1

Attention: Bill Macdonald

Telephone: (604) 643-3118

Fax: (604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;
(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;
(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and
(d)	in the case of mailing, on the fifth business day following mailing.

10.7                  Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8                  Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9                  Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10                Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario applicable to contracts made and to be performed therein.

10.11                Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12                Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13                Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

D/CZM/678915.4

10.14                Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.15                Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SINEWIRE NETWORKS INC.

Per:	/s/ Hani Zabaneh
Authorized Signatory
Name: Hani Zabaneh
	Title:	President

1476246 ONTARIO LIMITED

Per:	/s/ Barry Lamperd
Authorized Signatory
Name: Barry Lamperd
	Title:	President

SIGNED, SEALED and DELIVERED by PATRICK WARD in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Patrick Ward PATRICK WARD

D/CZM/678915.4

SIGNED, SEALED and DELIVERED by HANI ZABANEH in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Hani Zabaneh HANI ZABANEH

SIGNED, SEALED and DELIVERED by BARRY LAMPERD in the presence of: /s/ Lynn Archer Signature Lynn Archer Print Name 514 McGregor Road Address Sarnia, Ont Admin Assitance Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Barry Lamperd BARRY LAMPERD

SIGNED, SEALED and DELIVERED by D’ARCY DAVID WILLIAM BELL in the presence of:

/s/ Ruth D. Chappell
Signature
Ruth D. Chappell
Print Name
c/o 2 Ferry Dock Hill
Address
Sarnia, Ontario

Legal Secretary
Occupation

	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ D’Arcy David William Bell D’ARCY DAVID WILLIAM BELL

D/CZM/678915.4

SIGNED, SEALED and DELIVERED by DOMINIC DICARLO in the presence of: /s/ Lynn Archer Signature Lynn Archer Print Name 514 McGregor Road Address Sarnia, Ont Admin Assitance Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Dominic DiCarlo DOMINIC DICARLO

SIGNED, SEALED and DELIVERED by ERNIE TAGLIONE in the presence of: /s/ Lynn Archer Signature Lynn Archer Print Name 514 McGregor Road Address Sarnia, Ont Admin Assitance Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Ernie Taglione ERNIE TAGLIONE

SIGNED, SEALED and DELIVERED by BRUCE STREBINGER in the presence of: /s/ Anne Ferreira Signature 1049 Shavington Street Print Name North Vancouver, BC Address Admin Assistant Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Bruce Strebinger BRUCE STREBINGER

D/CZM/678915.4

SIGNED, SEALED and DELIVERED by KOBY SMUTYLO in the presence of: /s/ Mildred Nunes Signature Mildred Nunes Print Name 11 Renberg Drive Address Markham, ON L6C 1Y5 Legal Assistant Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Koby Smutylo KOBY SMUTYLO

Mercer Investments Inc.

Per:	/s/ Trent Jordan
Authorized Signatory
Name: Trent Jordan
Title: President

D/CZM/678915.4

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT

AMONG SINEWIRE NETWORKS INC., 1476246 ONTARIO LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT, PATRICK WARD AND HANI ZABANEH

The Selling Shareholders

Name	Address	Number of Priveco Shares held before Closing	Number of Pubco Shares to be received on Closing
Barry Lamperd	1041 Brimwood Crescent Sarnia, Ontario N7S 5E8	23,000,000	5,980,000
D’Arcy David William Bell	1280 Marcin Road Sarnia, Ontario N7V 3J9	23,000,000	5,980,000
Dominic DiCarlo	1981 Rainbow Trail Sarnia, Ontario N7T 7H6	11,500,000	2,990,000
Ernie Taglione	2155 Huron Shores Drive Sarnia, Ontario N7V 3J9	11,500,000	2,990,000
Bruce Strebinger	338 North Dollarton Highway, North Vancouver, BC V7G 1N1	11,500,000	2,990,000
Mercer Investments Inc.	1610 Wesbrook Crescent Vancouver, British Columbia V6T 1W1	11,500,000	2,990,000
Koby Smutylo	22 Pinewood Avenue Toronto, Ontario M6C 2V1	8,000,000	2,080,000
TOTAL:		100,000,000	26,000,000

D/CZM/678915.4

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT

AMONG SINEWIRE NETWORKS INC., 1476246 ONTARIO LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT, PATRICK WARD AND HANI ZABANEH

Private Placement

Pubco will issue 1,500,000 units (the “Units”) at a price per Unit of US$1.00, for an aggregate purchase price of US$1,500,000 (the “Subscription Proceeds”). The parties acknowledge that $250,000 of the Subscription Proceeds have previously been provided to Priveco by way of the Bridge Loan.

Each Unit will consist of one common share in the capital of the Company (each, a “Share”) and two common share purchase warrants (each, a “Warrant”) subject to adjustment. Each Warrant shall be non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of the Company (each, a “Warrant Share”), as presently constituted, for a period of twenty-four months commencing from the Closing, at a price per Warrant Share of US$1.25 for the first twelve months following Closing and at a price per Warrant Share of US$1.40 thereafter.

D/CZM/678915.4

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT

AMONG SINEWIRE NETWORKS INC., 1476246 ONTARIO LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT, PATRICK WARD AND HANI ZABANEH

CERTIFICATE OF NON-U.S. SHAREHOLDER

OF

SINEWIRE NETWORKS INC.

In connection with the issuance of common stock (“Pubco Common Stock”) of Sinewire Networks Inc., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated _______________, 2005 (the “Agreement”), among Pubco, 1476246 Ontario Limited, a company incorporated pursuant to the laws of Ontario (“Priveco”), the shareholders of Priveco as set out in the Agreement, Patrick Ward and Hani Zabaneh, the undersigned hereby agrees, represents and warrants that:

1.          the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.          none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act;

3.          the undersigned has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

4.          Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

5.          the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Common Stock and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

D/CZM/678915.4

6.          none of the Pubco Common Stock is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Common Stock will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

7.          the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

8.          neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

9.          the Pubco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

10.        the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

11.        the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“NONE OF THE SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

12.        the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

D/CZM/678915.4

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date:	, 2005

Signature

Print Name

Title (if applicable)

Address

D/CZM/678915.4

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT

AMONG SINEWIRE NETWORKS INC., 1476246 ONTARIO LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT, PATRICK WARD AND HANI ZABANEH

Directors and Officers of Priveco

Directors:
Barry Lamperd

Officers:
Barry Lamperd – President
D’Arcy David William Bell – Vice-President
Dominic DiCarlo – Vice-President
Koby Smutylo – Secretary – Treasurer

D/CZM/678915.4

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT

AMONG SINEWIRE NETWORKS INC., 1476246 ONTARIO LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT, PATRICK WARD AND HANI ZABANEH

Directors and Officers of Pubco

Directors:
Hani Zabaneh

Officers:
Hani Zabaneh

D/CZM/678915.4

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT

AMONG SINEWIRE NETWORKS INC., 1476246 ONTARIO LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT, PATRICK WARD AND HANI ZABANEH

Leases, Subleases, Claims, Capital Expenditures, Taxes and

Other Property Interests

Lease agreement between 1476246 Ontario Limited and TREL in respect of leased premises located at 1200 Michener Road, Sarnia

Vehicle lease agreement

Asset transfer agreement between 1476246 Ontario Limited and Pinetree Law Enforcement Products Ltd. under which 1476246 Ontario Limited acquired the business assets of Pinetree Law Enforcement Law Products Ltd.

Promissory Note in the amount of $80,000 secured by a General Security Agreement

Employment agreement between 1476246 Ontario Limited and Barry Lamperd

Agreement to purchase two injection molding machines from Engel Canada Inc.

Agreement to purchase injection tools from Engel Canada Inc.

License agreement between 1476246 Ontario Limited and The University of Western Ontario in respective of Less Lethal Ammunition Projectile

D/CZM/678915.4

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT

AMONG SINEWIRE NETWORKS INC., 1476246 ONTARIO LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT, PATRICK WARD AND HANI ZABANEH

Priveco Intellectual Property

Patent license agreement between 1476246 Ontario Limited and The University of Western Ontario in respective of Less Lethal Ammunition Projectile

Trade-mark: Lamperd Less Lethal

Trade-mark: Defender I

Trade-mark: Defender II

Trade-mark: Enforcer Suit I

Trade-mark: Enforcer Suit II

Trade-mark: Pinetree Law Enforcement

Copyrights, inventions, trade-secrets, know-how and other intellectual property relating to the training programs and related program materials and products and patterns.

D/CZM/678915.4

SCHEDULE 8

TO THE SHARE EXCHANGE AGREEMENT

AMONG SINEWIRE NETWORKS INC., 1476246 ONTARIO LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT, PATRICK WARD AND HANI ZABANEH

Priveco Material Contracts

Employment agreement between 1476246 Ontario Limited and Barry Lamperd

Agreement to purchase two injection molding machines from Engel Canada Inc.

Agreement to purchase injection tools from Engel Canada Inc.

License agreement between 1476246 Ontario Limited and The University of Western Ontario in respective of Less Lethal Ammunition Projectile

Asset transfer agreement between 1476246 Ontario Limited and Pinetree Law Enforcement Products Ltd. under which 1476246 Ontario Limite d acquired the business assets of Pinetree Law Enforcement Law Products Ltd.

Patent license agreement between 1476246 Ontario Limited and The University of Western Ontario in respective of Less Lethal Ammunition Projectile

D/CZM/678915.4